Exhibit 99.1

Contact:	Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Fourth Quarter and Fiscal 2016 Results, Provides Fiscal 2017 Guidance
DELAWARE, Ohio (December 7, 2016) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, announced fourth quarter and fiscal 2016 results. Pete Watson, President and Chief Executive Officer, stated “I am pleased with Greif’s solid fourth quarter results, which conclude an improved fiscal 2016 for our company. We increased Class A earnings before special items per share1 by 11.9 percent, more than doubled free cash flow2 to $200.9 million and returned $98.7 million in dividends to our shareholders, despite the effects of a tepid global industrial economy. Our performance benefited from improved customer service, stronger operating fundamentals and systematic fiscal discipline. Our plans for 2017 include furthering our commitment to customer service, continuing to improve our underlying business and achieving our 2017 run rate commitments. This will generate greater value for our customers and shareholders."
Fourth Quarter Highlights include:

•
Net income of $8.5 million or $0.14 per diluted Class A share compared to net income of $12.4 million or $0.21 per diluted Class A share for the fourth quarter of 2015. Net income, excluding the impact of special items, of $38.5 million or $0.65 per diluted Class A share compared to net income, excluding the impact of special items, of $44.7 million or $0.76 per diluted Class A share for the fourth quarter of 2015. The net income for the fourth quarter of 2016 was significantly impacted by the changes in income tax expense as described below.

•
Net sales decreased $0.9 million to $867.6 million compared to $868.5 million for the fourth quarter of 2015. Net sales, after adjusting for the effect of divestitures for both quarters and currency translation for the fourth quarter of 2016[3], increased 5.3 percent compared to the fourth quarter 2015.

•	Gross profit improved to $183.4 million compared to $168.0 million for the fourth quarter of 2015. Gross profit margin improved to 21.1 percent from 19.3 percent for the fourth quarter of 2015.

•
Operating profit improved $21.5 million and operating profit before special items improved $15.0 million from the fourth quarter of 2015. Operating profit margin before special items improved to 10.0 percent compared to 8.3 percent for the fourth quarter of 2015.

•	Cash provided by operating activities increased $10.1 million compared to the fourth quarter of 2015. Free cash flow improved $9.0 million compared to the fourth quarter of 2015.

•
Income tax expense for the fourth quarter of 2016 increased to $28.3 million, or 81.3 percent, from $2.6 million, or 23.0 percent, for the fourth quarter 2015, due primarily to the impact of discrete losses in jurisdictions for which there is minimal tax benefit, adjustments to uncertain tax position estimates, withholding tax expense on fourth quarter transactions and corrections identified through enhanced control procedures executed during the quarter. In addition, the fourth quarter of 2015 tax expense was positively impacted by discrete transactions which resulted in one-time tax benefits.

Fiscal Year Highlights Include:

•
Net income of $74.9 million or $1.28 per diluted Class A share compared to net income of $71.9 million or $1.23 per diluted Class A share for fiscal year 2015. Net income, excluding the impact of special items, of $143.5 million or $2.44 per diluted Class A share compared to net income, excluding the impact of special items, of $127.7 million or $2.18 per diluted Class A share for fiscal year 2015.

•
Net sales decreased $293.1 million to $3,323.6 million compared to $3,616.7 million for fiscal year 2015. Net sales, after adjusting for the effect of divestitures for both years and currency translation for fiscal year 2016, were flat compared to fiscal year 2015.

•	Gross profit improved to $684.9 million compared to $669.8 million for fiscal year 2015. Gross profit margin improved to 20.6 percent compared to 18.5 percent for fiscal year 2015.

•
Operating profit improved $32.8 million and operating profit before special items improved $42.1 million from fiscal year 2015. Operating profit margin before special items improved to 9.3 percent compared to 7.4 percent for fiscal year 2015.

•
Cash provided by operating activities increased $94.7 million compared to fiscal year 2015. Free cash flow improved $130.4 million compared to fiscal year 2015. Long-term debt has decreased $172.3 million since the previous year-end.

•
Income tax expense for the year was $66.5 million or 47.1 percent. The increase in the tax rate from the forecasted range of 35 - 38 percent was due primarily to the same factors impacting the quarterly rate.

1
A summary of all special items that are excluded from net income before special items, earnings per diluted Class A share before special items and from operating profit before special items is set forth in the Selected Financial Highlights table following the Dividend Summary in this release.

2	Free cash flow is defined as net cash provided by operating activities less cash paid for capital expenditures.

3
A summary of the adjustments for the impact of divestitures and currency translation is set forth in the GAAP to Non-GAAP Reconciliation Net Sales to Net Sales Excluding the Impact of Divestitures and Currency Translation in the financial schedules that are part of this release.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Company Outlook

Our 2017 fiscal year guidance is set forth below.

Class A Earnings Per Share before Special Items	$2.78 - $3.08
Note: 2017 GAAP Class A Earnings Per Share guidance is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net, non-cash asset impairment charges due to unanticipated changes in the business, restructuring-related activities or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2017 Class A earnings per share guidance, a non-GAAP financial measure which excludes gains and losses on the disposal of businesses, timberland and property, plant and equipment, acquisition costs and restructuring and impairment charges is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Segment Results
Net sales are impacted primarily by the volume of primary products sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2016 as compared to the fourth quarter of 2015 for the business segments with manufacturing operations:

Net Sales Impact - Primary Products:	Rigid Industrial Packaging & Services *	Paper Packaging & Services*	Flexible Products & Services *
	%	%	%
Currency Translation	(1.9)%	—%	(3.0)%
Volume	(0.5)%	7.3%	(1.5)%
Selling Prices and Product Mix	10.2%	(2.2)%	0.9%
Total Impact of Primary Products	7.8%	5.1%	(3.6)%
* Primary products are manufactured steel, plastic and fibre drums; IBCs; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop FIBCs.

Rigid Industrial Packaging & Services
Net sales increased $1.8 million to $602.9 million for the fourth quarter of 2016 compared to $601.1 million for the fourth quarter of 2015. Net sales, after adjusting for the effect of divestitures for both quarters and currency translation for the fourth quarter of 2016 increased $42.0 million to $613.6 million for the fourth quarter 2016 from $571.6 million for the fourth quarter 2015 due primarily to the impact of strategic volume and pricing decisions.
Gross profit increased to $130.9 million (21.7 percent) for the fourth quarter of 2016 compared to $112.3 million (18.7 percent) for the fourth quarter of 2015 due to the same factors impacting net sales and the divestiture of select non-core and underperforming assets.
Operating profit was $30.5 million for the fourth quarter of 2016 compared to operating profit of $10.9 million for the fourth quarter of 2015. Operating profit before special items and excluding the impact of divestitures increased to $60.3 million for the fourth quarter of 2016 from $41.8 million for the fourth quarter of 2015, due primarily to the same factors impacting gross profit.
Paper Packaging & Services
Net sales increased $9.2 million to $189.0 million for the fourth quarter of 2016 compared with $179.8 million for the fourth quarter of 2015. The increase was primarily due to increases in volumes offset by reductions in the published containerboard index prices that occurred during 2016.
Gross profit was $39.0 million (20.6 percent) for the fourth quarter of 2016 compared to $46.5 million (25.9 percent) for the fourth quarter of 2015. The reduction in gross profit margin was due primarily to increased input costs, primarily old corrugated container costs, as well as reductions in published containerboard index prices.
Operating profit was $24.7 million for the fourth quarter of 2016 compared with $32.6 million for the fourth quarter of 2015. The reduction was due to the same factors impacting gross profit.
Flexible Products & Services
Net sales decreased $4.2 million to $69.1 million for the fourth quarter of 2016 compared with $73.3 million for the fourth quarter of 2015. Excluding the impact of divestitures,4 sales decreased $1.8 million to $69.1 million for the fourth quarter of 2016 from $70.9 million for the fourth quarter of 2015, due primarily to the negative impact of currency translation.
Gross profit was $11.7 million (16.9 percent) for the fourth quarter 2016 compared to $6.9 million (9.4 percent) for the fourth quarter 2015. The margin improvement was due primarily to reduced fixed costs and the impact of strategic volume and pricing decisions throughout 2016.
Operating loss was $3.6 million for the fourth quarter of 2016 compared to an operating loss of $12.8 million for the fourth quarter of 2015. Operating profit before special items was $0.1 million for the fourth quarter of 2016 compared to an operating loss of $5.3 million for the fourth quarter of 2015. The improvement in the operating profit before special items was primarily due to the same factors impacting gross profit.

Land Management
Net sales decreased $7.7 million to $6.6 million for the fourth quarter of 2016 compared to $14.3 million for the fourth quarter of 2015. The decrease in net sales was due to the sale of 5,200 acres of development properties in Canada during the fourth quarter of 2015.
Operating profit was $2.0 million for the fourth quarter of 2016 compared to $1.4 million for the fourth quarter of 2015.

4
A summary of all adjustments by business segment related to the impact of divestitures and special items that are excluded from net sales, gross profit and operating profit is set forth in the GAAP to Non-GAAP Reconciliation Selected Financial Information Excluding the Impact of Divestitures in the financial schedules that are part of this release.

Dividend Summary
On December 6, 2016, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.62 per share of Class B Common Stock. Dividends are payable on January 1, 2017, to stockholders of record at the close of business on December 19, 2016.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED
(Dollars in millions, except per share amounts)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Selected Financial Highlights
Net sales	$867.6	$868.5	$3,323.6	$3,616.7
Gross profit	183.4	168.0	684.9	669.8
Gross profit margin	21.1%	19.3%	20.6%	18.5%
Operating profit	53.6	32.1	225.6	192.8
Operating profit before special items	87.0	72.0	308.3	266.2
EBITDA	83.9	64.1	345.1	325.0
EBITDA before special items	117.3	104.0	427.8	393.5
Cash provided by operating activities	143.0	132.9	301.0	206.3
Net income attributable to Greif, Inc.	8.5	12.4	74.9	71.9
Diluted Class A earnings per share attributable to Greif, Inc.	$0.14	$0.21	$1.28	$1.23
Diluted Class A earnings per share attributable to Greif, Inc. before special items	$0.65	$0.76	$2.44	$2.18
Special items
Restructuring charges	$9.0	$13.3	$26.9	$40.0
Acquisition-related costs	0.1	—	0.2	0.3
Timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges	6.5	23.6	51.4	45.9
Loss on disposal of properties, plants and equipment and businesses, net	17.8	3.0	4.2	2.2
Impact of Venezuela devaluation of inventory in cost of products sold	—	—	—	9.3
Impact of Venezuela devaluation on other income	—	—	—	(4.9)
Total special items	33.4	39.9	82.7	68.5
Total special items, net of tax and noncontrolling interest	30.0	32.3	68.6	55.8
Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$0.51	$0.55	$1.16	$0.95

	October 31, 2016	October 31, 2015
Operating working capital[5]	$304.6	$345.4

Note: Other income is not included in operating profit, therefore, the impact of Venezuela devaluation on other income is not applicable to operating profit before special items, but is applicable to EBITDA before special items.

5	Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the fourth quarter of 2016 results on December 8, 2016, at 10:00 a.m. Eastern Time (ET). To participate, domestic callers should call 877-201-0168. The Greif ID is 18972823. The number for international callers is 1-647-788-4901. Phone lines will open at 9:30 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision to become the world’s best performing customer service company in industrial packaging. The company produces steel, plastic, fibre, flexible, corrugated, and reconditioned containers, intermediate bulk containers, containerboard and packaging accessories, and provides filling, packaging and industrial packaging reconditioning services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The company is strategically positioned in over 45 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016. The company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) full realization of our deferred tax assets may be affected by a number of factors, (xii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) our pension plans are underfunded and will require future cash contributions, and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xvi) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xvii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xviii) a security breach of customer, employee, supplier or company information may have a material adverse effect on our business, financial condition and results of operations, (xix) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xx) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxi) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws,
(xxii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxiii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxiv) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, (xxv) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud, and (xxvi) the company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED
(Dollars and shares in millions, except per share amounts)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net sales	$867.6	$868.5	$3,323.6	$3,616.7
Cost of products sold	684.2	700.5	2,638.7	2,946.9
Gross profit	183.4	168.0	684.9	669.8
Selling, general and administrative expenses	96.5	96.0	376.8	413.2
Restructuring charges	9.0	13.3	26.9	40.0
Timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges	6.5	23.6	51.4	45.9
(Gain) loss on disposal of properties, plants and equipment, net	(0.8)	2.3	(10.3)	(7.0)
Loss on disposal of businesses	18.6	0.7	14.5	9.2
Operating profit	53.6	32.1	225.6	192.8
Interest expense, net	17.2	18.6	75.4	74.8
Other expense, net	1.6	2.2	9.0	3.2
Income before income tax expense and equity earnings of unconsolidated affiliates, net	34.8	11.3	141.2	114.8
Income tax expense	28.3	2.6	66.5	48.4
Equity earnings of unconsolidated affiliates, net of tax	—	(0.5)	(0.8)	(0.8)
Net income	6.5	9.2	75.5	67.2
Net (income) loss attributable to noncontrolling interests	2.0	3.2	(0.6)	4.7
Net income attributable to Greif, Inc.	$8.5	$12.4	$74.9	$71.9
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.14	$0.21	$1.28	$1.23
Class B Common Stock	$0.22	$0.32	$1.90	$1.83
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.14	$0.21	$1.28	$1.23
Class B Common Stock	$0.22	$0.32	$1.90	$1.83
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.8	25.7
Class B Common Stock	22.0	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.8	25.7	25.8	25.7
Class B Common Stock	22.0	22.1	22.1	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in millions)

	October 31, 2016	October 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$103.7	$106.2
Trade accounts receivable	399.2	403.7
Inventories	277.4	297.0
Other current assets	140.0	201.6
	920.3	1,008.5
LONG-TERM ASSETS
Goodwill	786.4	807.1
Intangible assets	110.6	132.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	141.3	98.8
	1,089.2	1,089.5
PROPERTIES, PLANTS AND EQUIPMENT	1,163.9	1,217.7
	$3,173.4	$3,315.7
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$372.0	$355.3
Short-term borrowings	51.6	40.7
Current portion of long-term debt	—	30.7
Other current liabilities	235.6	220.3
	659.2	647.0
LONG-TERM LIABILITIES
Long-term debt	974.6	1,116.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	506.6	449.3
	1,524.5	1,608.8
REDEEMABLE NONCONTROLLING INTEREST	31.8	—
EQUITY
Total Greif, Inc. equity	947.4	1,015.6
Noncontrolling interests	10.5	44.3
	957.9	1,059.9
	$3,173.4	$3,315.7

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6.5	$9.2	$75.5	$67.2
Depreciation, depletion and amortization	31.9	33.7	127.7	134.6
Asset impairments	6.5	23.6	51.4	45.9
Other non-cash adjustments to net income	30.7	2.4	18.4	(25.8)
Operating working capital changes	50.0	81.6	24.2	21.8
Deferred purchase price on sold receivables	25.4	5.1	5.2	(5.7)
Increase (decrease) in cash from changes in other assets and liabilities	(8.0)	(22.7)	(1.4)	(31.7)
Net cash provided by operating activities	143.0	132.9	301.0	206.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	—	(0.1)	(0.4)	(1.6)
Collection (issuance) of subordinated note receivable	—	(44.2)	44.2	(44.2)
Purchases of properties, plants and equipment	(28.7)	(27.6)	(100.1)	(135.8)
Purchases of and investments in timber properties	(2.4)	(0.2)	(7.1)	(38.4)
Purchases of properties, plants and equipment with insurance proceeds	—	—	(4.4)	—
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	1.4	3.2	36.1	68.9
Proceeds on insurance recoveries	—	1.2	6.6	4.6
Net cash used in investing activities	(29.7)	(67.7)	(25.1)	(146.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(77.8)	(38.8)	(159.8)	82.4
Dividends paid to Greif, Inc. shareholders	(24.7)	(24.7)	(98.7)	(98.7)
Other	0.9	—	(14.3)	(3.8)
Net cash used in financing activities	(101.6)	(63.5)	(272.8)	(20.1)
Effects of exchange rates on cash	(2.3)	2.8	(5.6)	(18.6)
Net increase (decrease) in cash and cash equivalents	9.4	4.5	(2.5)	21.1
Cash and cash equivalents, beginning of period	94.3	101.7	106.2	85.1
Cash and cash equivalents, end of period	$103.7	$106.2	$103.7	$106.2

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net sales:
Rigid Industrial Packaging & Services	$602.9	$601.1	$2,324.2	$2,586.4
Paper Packaging & Services	189.0	179.8	687.1	676.1
Flexible Products & Services	69.1	73.3	288.1	322.6
Land Management	6.6	14.3	24.2	31.6
Total net sales	$867.6	$868.5	$3,323.6	$3,616.7
Operating profit (loss):
Rigid Industrial Packaging & Services	$30.5	$10.9	$143.9	$86.4
Paper Packaging & Services	24.7	32.6	89.1	109.3
Flexible Products & Services	(3.6)	(12.8)	(15.5)	(36.6)
Land Management	2.0	1.4	8.1	33.7
Total operating profit	$53.6	$32.1	$225.6	$192.8
EBITDA[6]:
Rigid Industrial Packaging & Services	$50.3	$34.3	$223.8	$179.5
Paper Packaging & Services	32.7	39.8	120.7	138.4
Flexible Products & Services	(2.3)	(12.1)	(11.3)	(29.9)
Land Management	3.2	2.1	11.9	37.0
Total EBITDA	$83.9	$64.1	$345.1	$325.0
EBITDA before special items:
Rigid Industrial Packaging & Services	$80.2	$65.9	$293.6	$259.9
Paper Packaging & Services	33.1	40.5	123.3	140.9
Flexible Products & Services	1.4	(4.6)	0.6	(17.4)
Land Management	2.6	2.2	10.3	10.1
Total EBITDA before special items	$117.3	$104.0	$427.8	$393.5

6
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net sales:
United States	$431.8	$418.6	$1,610.8	$1,688.3
Europe, Middle East and Africa	302.5	307.7	1,208.4	1,287.2
Asia Pacific and other Americas	133.3	142.2	504.4	641.2
Total net sales	$867.6	$868.5	$3,323.6	$3,616.7
Gross profit:
United States	$100.0	$95.3	$360.1	$349.2
Europe, Middle East and Africa	57.9	50.9	227.3	226.7
Asia Pacific and other Americas	25.5	21.8	97.5	93.9
Total gross profit	$183.4	$168.0	$684.9	$669.8
Operating profit (loss):
United States	$56.4	$40.7	$176.6	$155.2
Europe, Middle East and Africa	(12.8)	(11.5)	26.1	20.7
Asia Pacific and other Americas	10.0	2.9	22.9	16.9
Total operating profit	$53.6	$32.1	$225.6	$192.8

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING WORKING CAPITAL
UNAUDITED
(Dollars in millions)

	October 31, 2016	October 31, 2015
Trade accounts receivable	$399.2	$403.7
Plus: inventories	277.4	297.0
Less: accounts payable	372.0	355.3
Operating working capital	$304.6	$345.4

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED EBITDA7
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net income	$6.5	$9.2	$75.5	$67.2
Plus: interest expense, net	17.2	18.6	75.4	74.8
Plus: income tax expense	28.3	2.6	66.5	48.4
Plus: depreciation, depletion and amortization expense	31.9	33.7	127.7	134.6
EBITDA	$83.9	$64.1	$345.1	$325.0
Net income	$6.5	$9.2	$75.5	$67.2
Plus: interest expense, net	17.2	18.6	75.4	74.8
Plus: income tax expense	28.3	2.6	66.5	48.4
Plus: other expense, net	1.6	2.2	9.0	3.2
Less: equity earnings of unconsolidated affiliates, net of tax	—	(0.5)	(0.8)	(0.8)
Operating profit	$53.6	$32.1	$225.6	$192.8
Less: other expense, net	1.6	2.2	9.0	3.2
Less: equity earnings of unconsolidated affiliates, net of tax	—	(0.5)	(0.8)	(0.8)
Plus: depreciation, depletion and amortization expense	31.9	33.7	127.7	134.6
EBITDA	$83.9	$64.1	$345.1	$325.0

7
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT EBITDA8
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Rigid Industrial Packaging & Services
Operating profit	$30.5	$10.9	$143.9	$86.4
Less: other expense, net	1.1	0.8	5.5	1.3
Less: equity earnings of unconsolidated affiliates, net of tax	—	(0.4)	(0.8)	(0.4)
Plus: depreciation and amortization expense	20.9	23.8	84.6	94.0
EBITDA	$50.3	$34.3	$223.8	$179.5
Restructuring charges	7.8	9.2	19.0	29.6
Acquisition-related costs	0.1	—	0.2	0.3
Non-cash asset impairment charges	3.5	22.1	43.3	43.4
Loss on disposal of properties, plants, equipment and businesses, net	18.5	0.3	7.3	2.7
Impact of Venezuela devaluation of inventory on cost of products sold	—	—	—	9.3
Impact of Venezuela devaluation on other (income) expense	—	—	—	(4.9)
EBITDA before special items	$80.2	$65.9	$293.6	$259.9
Paper Packaging & Services
Operating profit	$24.7	$32.6	$89.1	$109.3
Less: other income, net	—	—	—	(0.4)
Plus: depreciation and amortization expense	8.0	7.2	31.6	28.7
EBITDA	$32.7	$39.8	$120.7	$138.4
Restructuring charges	0.4	1.2	1.5	2.2
Non-cash asset impairment charges	—	—	1.5	0.8
Gain on disposal of properties, plants, equipment and businesses, net	—	(0.5)	(0.4)	(0.5)
EBITDA before special items	$33.1	$40.5	$123.3	$140.9
Flexible Products & Services
Operating loss	$(3.6)	$(12.8)	$(15.5)	$(36.6)
Less: other expense, net	0.5	1.4	3.5	2.3
Less: equity earnings of unconsolidated affiliates, net of tax	—	(0.1)	—	(0.4)
Plus: depreciation and amortization expense	1.8	2.0	7.7	8.6
EBITDA	$(2.3)	$(12.1)	$(11.3)	$(29.9)
Restructuring charges	0.7	2.8	6.3	8.1
Non-cash asset impairment charges	3.0	1.5	6.6	1.7
(Gain) loss on disposal of properties, plants, equipment and businesses, net	—	3.2	(1.0)	2.7
EBITDA before special items	$1.4	$(4.6)	$0.6	$(17.4)
Land Management
Operating profit	$2.0	$1.4	$8.1	$33.7
Plus: depreciation, depletion and amortization expense	1.2	0.7	3.8	3.3
EBITDA	$3.2	$2.1	$11.9	$37.0
Restructuring charges	0.1	0.1	0.1	0.1
Timberland gains	—	—	—	(24.3)
Gain on disposal of properties, plants, equipment and businesses, net	(0.7)	—	(1.7)	(2.7)
EBITDA before special items	$2.6	$2.2	$10.3	$10.1
Consolidated EBITDA	$83.9	$64.1	$345.1	$325.0
Consolidated EBITDA before special items	$117.3	$104.0	$427.8	$393.5

8
EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW9
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$143.0	$132.9	$301.0	$206.3
Less: Cash paid for capital expenditures	(28.7)	(27.6)	(100.1)	(135.8)
Free Cash Flow	$114.3	$105.3	$200.9	$70.5

FREE CASH FLOW FROM VENEZUELA OPERATIONS[10]
	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities for Venezuela	$—	$(0.2)	$—	$4.1
Less: Cash paid for capital expenditures for Venezuela	—	—	—	(14.0)
Free Cash Flow from Venezuela Operations	$—	$(0.2)	$—	$(9.9)

FREE CASH FLOW EXCLUDING THE IMPACT OF VENEZUELA OPERATIONS[11]
	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Net cash provided by operating activities excluding the impact of Venezuela operations	$143.0	$133.1	$301.0	$202.2
Less: Cash paid for capital expenditures excluding the impact of Venezuela operations	(28.7)	(27.6)	(100.1)	(121.8)
Free Cash Flow Excluding the Impact of Venezuela Operations	$114.3	$105.5	$200.9	$80.4

9	Free Cash Flow is defined as net cash provided by operating activities less cash paid for capital expenditures.

10	Free Cash Flow from Venezuela Operations is defined as net cash provided by (used in) Venezuela operating activities less cash paid for Venezuela capital expenditures.

11
Free Cash Flow Excluding the Impact of Venezuela Operations is defined as net cash provided by operating activities, excluding Venezuela’s net cash provided by operating activities, less capital expenditures, excluding Venezuela’s capital expenditures. The information is relevant and presented due to the impact of the devaluation of the Venezuelan currency at the end of the third quarter 2015 from 6.3 bolivars per USD to 199.4 bolivars per USD.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS12
UNAUDITED
(Dollars in millions)

	Three months ended October 31,		Twelve months ended October 31,
	2016	2015	2016	2015
Operating profit (loss):
Rigid Industrial Packaging & Services	$30.5	$10.9	$143.9	$86.4
Paper Packaging & Services	24.7	32.6	89.1	109.3
Flexible Products & Services	(3.6)	(12.8)	(15.5)	(36.6)
Land Management	2.0	1.4	8.1	33.7
Total operating profit	53.6	32.1	225.6	192.8
Restructuring charges:
Rigid Industrial Packaging & Services	7.8	9.2	19.0	29.6
Paper Packaging & Services	0.4	1.2	1.5	2.2
Flexible Products & Services	0.7	2.8	6.3	8.1
Land Management	0.1	0.1	0.1	0.1
Total restructuring charges	9.0	13.3	26.9	40.0
Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	—	0.2	0.3
Total acquisition-related costs	0.1	—	0.2	0.3
Timberland gains:
Land Management	—	—	—	(24.3)
Total timberland gains	—	—	—	(24.3)
Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	3.5	22.1	43.3	43.4
Paper Packaging & Services	—	—	1.5	0.8
Flexible Products & Services	3.0	1.5	6.6	1.7
Total non-cash asset impairment charges	6.5	23.6	51.4	45.9
(Gain) loss on disposal of properties, plants, equipment and businesses, net:
Rigid Industrial Packaging & Services	18.5	0.3	7.3	2.7
Paper Packaging & Services	—	(0.5)	(0.4)	(0.5)
Flexible Products & Services	—	3.2	(1.0)	2.7
Land Management	(0.7)	—	(1.7)	(2.7)
Total loss on disposal of properties, plants, equipment and businesses, net	17.8	3.0	4.2	2.2
Impact of Venezuela devaluation of inventory on cost of products sold
Rigid Industrial Packaging & Services	—	—	—	9.3
Total Impact of Venezuela devaluation of inventory on cost of products sold	—	—	—	9.3
Operating profit (loss) before special items:
Rigid Industrial Packaging & Services	60.4	42.5	213.7	171.7
Paper Packaging & Services	25.1	33.3	91.7	111.8
Flexible Products & Services	0.1	(5.3)	(3.6)	(24.1)
Land Management	1.4	1.5	6.5	6.8
Total operating profit before special items	$87.0	$72.0	$308.3	$266.2

12
Operating profit (loss) before special items is defined as operating profit (loss), plus restructuring charges plus acquisition-related costs, plus non-cash impairment charges, less timberland gains, less (gain) loss on disposal of properties, plants, equipment and businesses, net, plus the impact of Venezuela devaluation of inventory on cost of products sold.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME AND CLASS A EARNINGS PER SHARE BEFORE SPECIAL ITEMS
UNAUDITED
(Dollars in millions, except for per share amounts)

Three months ended October 31, 2016		Class A
Net Income Attributable to Greif, Inc.	$8.5	$0.14
Plus: Loss on disposal of properties, plants, equipment and businesses, net	17.3	0.29
Plus: Restructuring charges	7.4	0.13
Plus: Non-cash asset impairment charges	5.3	0.09
Plus: Acquisition-related costs	—	—
Net Income Attributable to Greif, Inc. Excluding Special Items	$38.5	$0.65

Three months ended October 31, 2015		Class A
Net Income Attributable to Greif, Inc.	$12.4	$0.21
Plus: Loss on disposal of properties, plants, equipment and businesses, net	1.7	0.03
Plus: Restructuring charges	9.5	0.16
Plus: Non-cash asset impairment charges	21.1	0.36
Net Income Attributable to Greif, Inc. Excluding Special Items	$44.7	$0.76

Twelve months ended October 31, 2016		Class A
Net Income Attributable to Greif, Inc.	$74.9	$1.28
Plus: Loss on disposal of properties, plants, equipment and businesses, net	7.0	0.12
Plus: Restructuring charges	19.1	0.33
Plus: Non-cash asset impairment charges	42.4	0.71
Plus: Acquisition-related costs	0.1	—
Net Income Attributable to Greif, Inc. Excluding Special Items	$143.5	$2.44

Twelve months ended October 31, 2015		Class A
Net Income Attributable to Greif, Inc.	$71.9	$1.23
Less: Gain on disposal of properties, plants, equipment and businesses, net	(2.8)	(0.05)
Less: Timberland Gains	(14.9)	(0.25)
Less: Venezuela devaluation on other income/expense	(4.9)	(0.08)
Plus: Restructuring charges	28.2	0.48
Plus: Non-cash asset impairment charges	40.7	0.69
Plus: Acquisition-related costs	0.2	—
Plus: Venezuela devaluation of inventory on cost of products sold	9.3	0.16
Net Income Attributable to Greif, Inc. Excluding Special Items	$127.7	$2.18
All special items are net of tax and noncontrolling interests

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION EXCLUDING
THE IMPACT OF DIVESTITURES
UNAUDITED
(Dollars in millions)

	Three months ended October 31,			Twelve months ended October 31,
	2016	Impact of Divestitures	Excluding the Impact of Divestitures	2016	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$602.9	$1.6	$601.3	$2,324.2	$59.6	$2,264.6
Paper Packaging & Services	189.0	—	189.0	687.1	—	687.1
Flexible Products & Services	69.1	—	69.1	288.1	6.5	281.6
Land Management	6.6	—	6.6	24.2	—	24.2
Consolidated	$867.6	$1.6	$866.0	$3,323.6	$66.1	$3,257.5

Gross Profit:
Rigid Industrial Packaging & Services	$130.9	$0.3	$130.6	$489.4	$5.7	$483.7
Paper Packaging & Services	39.0	—	39.0	144.5	—	144.5
Flexible Products & Services	11.7	—	11.7	42.0	1.1	40.9
Land Management	1.8	—	1.8	9.0	—	9.0
Consolidated	$183.4	$0.3	$183.1	$684.9	$6.8	$678.1

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$30.5	$(0.4)	$30.9	$143.9	$(24.6)	$168.5
Paper Packaging & Services	24.7	—	24.7	89.1	—	89.1
Flexible Products & Services	(3.6)	—	(3.6)	(15.5)	0.3	(15.8)
Land Management	2.0	—	2.0	8.1	—	8.1
Consolidated	$53.6	$(0.4)	$54.0	$225.6	$(24.3)	$249.9

Operating Profit (Loss) Before Special Items[13]:
Rigid Industrial Packaging & Services	$60.4	$0.1	$60.3	$213.7	$(0.3)	$214.0
Paper Packaging & Services	25.1	—	25.1	91.7	—	91.7
Flexible Products & Services	0.1	—	0.1	(3.6)	0.3	(3.9)
Land Management	1.4	—	1.4	6.5	—	6.5
Consolidated	$87.0	$0.1	$86.9	$308.3	$—	$308.3

13
See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SELECTED FINANCIAL INFORMATION EXCLUDING
THE IMPACT OF DIVESTITURES
(CONTINUED)
UNAUDITED
(Dollars in millions)

	Three months ended October 31,			Twelve months ended October 31,
	2015	Impact of Divestitures	Excluding the Impact of Divestitures	2015	Impact of Divestitures	Excluding the Impact of Divestitures
Net Sales:
Rigid Industrial Packaging & Services	$601.1	$29.5	$571.6	$2,586.4	$154.5	$2,431.9
Paper Packaging & Services	179.8	—	179.8	676.1	—	676.1
Flexible Products & Services	73.3	2.4	70.9	322.6	13.6	309.0
Land Management	14.3	—	14.3	31.6	—	31.6
Consolidated	$868.5	$31.9	$836.6	$3,616.7	$168.1	$3,448.6

Gross Profit:
Rigid Industrial Packaging & Services	$112.3	$2.8	$109.5	$463.4	$9.7	$453.7
Paper Packaging & Services	46.5	—	46.5	163.5	—	163.5
Flexible Products & Services	6.9	0.4	6.5	33.8	2.2	31.6
Land Management	2.3	—	2.3	9.1	—	9.1
Consolidated	$168.0	$3.2	$164.8	$669.8	$11.9	$657.9

Operating Profit (Loss):
Rigid Industrial Packaging & Services	$10.9	$(12.5)	$23.4	$86.4	$(36.4)	$122.8
Paper Packaging & Services	32.6	—	32.6	109.3	—	109.3
Flexible Products & Services	(12.8)	—	(12.8)	(36.6)	0.4	(37.0)
Land Management	1.4	—	1.4	33.7	—	33.7
Consolidated	$32.1	$(12.5)	$44.6	$192.8	$(36.0)	$228.8

Operating Profit (Loss) Before Special Items[14]:
Rigid Industrial Packaging & Services	$42.5	$0.7	$41.8	$171.7	$(3.7)	$175.4
Paper Packaging & Services	33.3	—	33.3	111.8	—	111.8
Flexible Products & Services	(5.3)	—	(5.3)	(24.1)	0.4	(24.5)
Land Management	1.5	—	1.5	6.8	—	6.8
Consolidated	$72.0	$0.7	$71.3	$266.2	$(3.3)	$269.5

Note: The 2015 Acquisitions were completed at the beginning of the fiscal year and are not adjusted because they are fully reflected in both periods.

14
See table contained herein entitled GAAP to Non-GAAP Reconciliation Segment Operating Profit (Loss) Before Special Items for a reconciliation of each segment’s operating profit (loss) before special items.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended October 31,
	2016	2015	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Net Sales	$867.6	$868.5	$(0.9)	(0.1)%
Impact of Divestitures	1.6	31.9
Net Sales Excluding the Impact of Divestitures	$866.0	$836.6
Currency Translation	(14.7)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$880.7	$836.6	$44.1	5.3%

	Twelve months ended October 31,
	2016	2015	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Net Sales	$3,323.6	$3,616.7	$(293.1)	(8.1)%
Impact of Divestitures	66.1	168.1
Net Sales Excluding the Impact of Divestitures	$3,257.5	$3,448.6
Currency Translation	(208.5)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$3,466.0	$3,448.6	$17.4	0.5%

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
RIGID INDUSTRIAL PACKAGING & SERVICES
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
DIVESTITURES AND CURRENCY TRANSLATION
UNAUDITED
(Dollars in millions)

	Three months ended October 31,
	2016	2015	Increase in Net Sales ($)	Increase in Net Sales (%)
Net Sales	$602.9	$601.1	$1.8	0.3%
Impact of Divestitures	1.6	29.5
Net Sales Excluding the Impact of Divestitures	$601.3	$571.6
Currency Translation	(12.3)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$613.6	$571.6	$42.0	7.3%

	Twelve months ended October 31,
	2016	2015	Increase (Decrease) in Net Sales ($)	Increase (Decrease) in Net Sales (%)
Net Sales	$2,324.2	$2,586.4	$(262.2)	(10.1)%
Impact of Divestitures	59.6	154.5
Net Sales Excluding the Impact of Divestitures	$2,264.6	$2,431.9
Currency Translation	(195.5)	N/A
Net Sales Excluding the Impact of Divestitures and Currency Translation	$2,460.1	$2,431.9	$28.2	1.2%